Exhibit 99.1

Contacts:

Media: Lauren Burk at 703-469-1004 or lburk@fbr.com

Investors: Paul Beattie at 703-312-9673 or pbeattie@fbr.com

FBR Reports 4th Quarter and 2006 Financial Results

ARLINGTON, VA, February 22, 2007 – Friedman, Billings, Ramsey Group, Inc. (FBR Group; NYSE: FBR) today reported net after-tax earnings of $3.8 million, or $0.02 per share (diluted), for the quarter ended December 31, 2006 compared to a net after-tax loss of $271.6 million, or $1.60 per share (diluted) in the fourth quarter of 2005. For the year, FBR had a net after-tax loss of $67.3 million, or $0.39 per share (diluted), compared to a net after-tax loss of $170.9 million, or $1.01 per share (diluted), in 2005. Core book value net of Accumulated Other Comprehensive Income (AOCI) at year end was $6.87 compared to $7.67 at year end 2005(1).

The fourth quarter results for FBR Group included higher than historical income tax expense of $6.4 million or $0.04 per share (diluted) attributable primarily to the effects of FASB 123R (an accounting rule adopted in 2006 relating to stock compensation), deferred tax valuation allowances and other tax items. In addition, the company incurred “other than temporary impairment” charges of $17.2 million, or $0.10 per share (diluted), on merchant banking investments in the sub-prime mortgage industry.

FBR Capital Markets Corporation Results

FBR Capital Markets Corporation (FBR Capital Markets), FBR Group’s 72%-owned investment banking, institutional brokerage and asset management subsidiary, reported for the fourth quarter pre-tax earnings of $17.6 million on net revenues of $120.0 million. Net after-tax earnings for the fourth quarter were $7.0 million. Excluding FASB 123R-related and other non-cash tax charges of $3 million, after-tax earnings were $10.0 million. Complete financial results for FBR Capital Markets, which is a privately held company, are included in the tabular material in this release along with those of FBR Group.

Investment Banking

In the fourth quarter, FBR Capital Markets generated investment banking revenues of $81.1 million. The firm raised a total of $4.2 billion in 17 transactions and undertook eight merger and acquisition advisory assignments. Also in the fourth quarter, the firm executed a $777 million private placement and advisory assignment for a power generation company, FBR’s first capital raise in that sector. Because the transaction was subject to regulatory approval by power authorities, it did not close until the first quarter of 2007. As a result, $40 million of the revenues associated with this capital raise will be recognized in that quarter.

In 2006, FBR was ranked as:

•	#1 book-running manager of all common stock offerings for U.S. companies with a market capitalization of $1 billion or less,(2)

•	#7 book-running manager for all U.S. IPOs and 144A equity placements combined for all industries,(3)

•	#1 book-running manager of all common stock offerings for domestic mining, oil and gas, and utility and energy companies, with a market capitalization of $1 billion or less,(4) and

•	#1 book-running manager of all common stock offerings for U.S. and Bermuda finance and insurance companies with a market capitalization of $1 billion or less.(5)

On February 8, 2007, FBR Capital Markets announced the completion of an important step in further expanding its M&A platform. The company acquired the 26-person banking team along with certain assets from Legacy Partners Group, LLC. With offices in New York and Washington, D.C., this banking unit specializes in middle market merger and acquisition advisory services and in the raising of private capital.

Institutional Brokerage and Research

In a very competitive market environment, FBR Capital Markets grew its agency commission revenue from $82.5 million in 2005 to $100.9 million in the year just ended, a 22% increase. Overall, agency commissions and revenue from principal transactions increased 8% year to year.

Asset Management

In FBR Capital Markets’ asset management/private wealth business, asset management base fees and incentive fees were $5.5 million for the fourth quarter of 2006. Assets under management increased slightly between the close of the third quarter of 2006 and year end, and continued asset growth is anticipated in the first quarter of 2007. This reverses a trend of asset outflows that began with the closing and repositioning of some of the firm’s alternative investment products in 2005.

In October 2006 a new long/short hedge fund was launched, and in January 2007, the FBR Small Cap Mutual Fund, which had been closed to new investors since October 2004, was reopened to investors.

Investors should consider the investment objectives, risks, charges and expenses carefully before investing. This and other important information about the investment company can be found in the Fund’s prospectus. To obtain a free prospectus, please call 888.200.4710. Please read the prospectus carefully before investing.

The FBR Funds are distributed by FBR Investment Services, Inc. Member NASD/SIPC.

FBR Group Results

Mortgage Investment Portfolios

For the fourth quarter, FBR Group’s mortgage investments generated portfolio earnings of $20.7 million on average investment balances of $11.1 billion held during the quarter. These portfolios yielded gross income of 6.40% with associated cost of funds of 5.15%, resulting in earned net interest income of 1.25%.

Merchant Banking

For the fourth quarter, earnings from the consolidated merchant banking portfolio and other long-term investments were $3.7 million. These earnings include a $17.2 million write-down in the value of certain non-prime mortgage company investment positions, the largest of which was a $13.7 million reduction in the carrying value of shares in Fieldstone Investment Corp., which has agreed to be acquired for cash. Excluding the Fieldstone Investment position, merchant banking investments in non-prime companies at year end was $19 million. The total value of FBR’s merchant banking portfolio and other long-term equity securities was $150 million as of December 31, 2006.

First NLC

First NLC (FNLC), our non-conforming mortgage origination subsidiary, lost $1.8 million on a pre-tax basis in the fourth quarter. During the quarter, FNLC continued to build additional reserves related to the impact of an industry-wide increase in requests for buy-backs of loans related to early pay defaults (EPDs). Loan provisions, including EPD expense, averaged 70 basis points for the fourth quarter.

FNLC originated $2.1 billion in loans in the fourth quarter and $7.5 billion for the full year, compared to $1.5 billion in the final quarter of 2005 and $6.0 billion for all of 2005. FNLC’s cost to originate loans dropped from an average of 244 basis points in 2005 to an average of 191 basis points in 2006. In 2007, FNLC management has further reduced expenses and has aggressively adapted its lending standards to a continuing difficult environment.

Looking Ahead

“The acquisition of Legacy Partners was a major step in the execution of our strategic plan, broadening our array of banking services and increasing our ability to significantly grow our advisory practice,” said Eric F. Billings, FBR Group Chairman and Chief Executive Officer. “In addition, as we continue to execute our plan by selling our non- prime mortgage residuals and exiting our non-prime merchant banking investments, we believe that the stability and predictability of our earnings will become more apparent. Although 2006 was a challenging and difficult year, we closed with a solid fourth quarter in our capital markets businesses, and we are off to a strong start in 2007.”

The firm will host an earnings conference call this morning, Thursday, February 22, 2007 at 9:00 A.M. U.S. EST. Investors wishing to listen to the call may do so via the web at: http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome. Replays of the webcast will be available following the call.

Friedman, Billings, Ramsey Group, Inc. (FBR) invests in mortgage-related assets and merchant banking opportunities. Through its 72% owned FBR Capital Markets Corporation (FBRCM) subsidiary, FBR provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, asset management, and private wealth services. FBRCM focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, Va., Boston, Dallas, Houston, Irvine, London, New York, Phoenix and San Francisco. Friedman, Billings, Ramsey Group, Inc. is the parent company of First NLC Financial Services, Inc., a non-conforming residential mortgage originator headquartered in Deerfield Beach, Florida. For more information, see www.fbr.com.

*	Friedman, Billings, Ramsey & Co., Inc.
[1]

Accumulated Other Comprehensive Income (AOCI) includes changes in the value of available-for-sale securities and cash flow hedges. FBR believes that such changes represent temporary market fluctuations, are not reflective of our market strategy, and, therefore, the exclusion of AOCI provides a reasonable basis for calculating returns.

[2]

Source: Dealogic. Relates to total deal value of all common stock or common equity, including private placements, offered for all U.S. companies with a market capitalization of $1 billion or less. Transactions priced between 1/1/06 and 12/31/06, with apportioned credit to all book-runners. Includes only rank eligible transactions.

[3]

Source: Dealogic. Relates to total deal value of all common stock of U.S. issuers offered in IPOs or transactions exempt from SEC registration pursuant to rule 144A, on a combined basis. Transactions priced between 1/1/06 through 12/31/06 with apportioned credit to all book-runners. Includes only rank eligible transactions.

[4]

Source: Dealogic. Relates to total deal value of all common stock or common equity, including private placements, offered for all U.S. mining, oil and gas, and utility and energy companies with a market capitalization of $1 billion or less. Transactions priced between 1/1/06 and 12/31/06, with apportioned credit to all book-runners. Includes only rank eligible transactions.

[5]

Source: Dealogic. Relates to total deal value of all common stock or common equity, including private placements, offered for all U.S. and Bermuda finance and insurance companies with a market capitalization of $1 billion or less. Transactions priced between 1/1/06 and 12/31/06, with apportioned credit to all book-runners. Includes only rank eligible transactions.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

Financial data follows.

# # #

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended December 31,
	2006	%	2005	%
REVENUES:
Investment banking:
Capital raising	$71,883	40.9%	$88,866	-77.9%
Advisory	9,172	5.2%	7,415	-6.5%
Institutional brokerage:
Principal transactions	(8)	0.0%	3,788	-3.3%
Agency commissions	24,720	14.1%	21,006	-18.4%
Mortgage trading interest	2,509	1.4%	19,555	-17.1%
Mortgage trading net investment loss	(309)	-0.2%	(1,419)	1.2%
Asset management:
Base management fees	5,051	2.9%	6,153	-5.4%
Incentive allocations and fees	403	0.2%	742	-0.7%
Principal investment:
Interest	181,491	103.3%	189,811	-166.3%
Net investment loss	(8,826)	-5.0%	(258,500)	226.5%
Dividends	2,043	1.2%	16,039	-14.1%
Mortgage banking:
Interest	21,806	12.4%	28,825	-25.3%
Net investment income (loss)	27,555	15.6%	(21,899)	19.2%
Other	3,162	1.8%	5,164	-4.4%

Total revenues	340,652	193.8%	105,546	-92.5%
Interest expense	164,891	93.8%	211,393	-185.3%
Provision for loan losses	—	0.0%	8,263	-7.2%

Revenues, net of interest expense and provision for loan losses	175,761	100.0%	(114,110)	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	84,431	48.0%	87,330	-76.5%
Professional services	18,224	10.4%	16,556	-14.5%
Business development	11,884	6.8%	10,433	-9.2%
Clearing and brokerage fees	3,505	2.0%	2,447	-2.1%
Occupancy and equipment	13,668	7.8%	10,151	-8.9%
Communications	6,307	3.6%	5,741	-5.0%
Other operating expenses	20,116	11.4%	24,984	-21.9%

Total non-interest expenses	158,135	90.0%	157,642	-138.1%

Operating income (loss)	17,626	10.0%	(271,752)	238.1%

OTHER INCOME:
Gain on sale of subsidiary shares	—	0.0%	—	0.0%

Net income (loss) before income taxes and minority interest	17,626	10.0%	(271,752)	238.1%

Income tax provision (benefit)	11,859	6.7%	(142)	0.1%
Minority interest in earnings of consolidated subsidiary	1,957	1.1%	—	0.0%

Net income (loss)	$3,810	2.2%	$(271,610)	238.0%

Basic earnings (loss) per share	$0.02		$(1.60)

Basic earnings (loss) per share	$0.02		$(1.60)

Weighted average shares - basic	172,531		169,921

Weighted average shares - diluted	172,600		169,921

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Years Ended December 31,
	2006	%	2005	%
REVENUES:
Investment banking:
Capital raising	$190,187	50.0%	$356,753	82.1%
Advisory	24,148	6.3%	17,759	4.1%
Institutional brokerage:
Principal transactions	5,814	1.5%	17,950	4.1%
Agency commissions	101,009	26.6%	82,778	19.0%
Mortgage trading interest	51,147	13.4%	30,859	7.1%
Mortgage trading net investment loss	(3,301)	-0.9%	(3,820)	-0.9%
Asset management:
Base management fees	20,093	5.3%	30,348	7.0%
Incentive allocations and fees	1,327	0.3%	1,929	0.4%
Principal investment:
Interest	594,879	156.4%	549,832	126.5%
Net investment loss	(184,552)	-48.5%	(239,754)	-55.2%
Dividends	14,551	3.8%	36,622	8.4%
Mortgage banking:
Interest	88,662	23.3%	78,007	17.9%
Net investment income	83,786	22.0%	13,741	3.2%
Other	20,154	5.3%	22,302	5.1%

Total revenues	1,007,904	264.8%	995,306	228.8%
Interest expense	611,800	160.8%	546,313	125.7%
Provision for loan losses	15,740	4.0%	14,291	3.1%

Revenues, net of interest expense and provision for loan losses	380,364	100.0%	434,702	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	309,065	81.3%	331,492	76.3%
Professional services	59,722	15.7%	66,550	15.3%
Business development	42,150	11.1%	46,648	10.7%
Clearing and brokerage fees	11,820	3.1%	8,882	2.0%
Occupancy and equipment	50,051	13.2%	34,044	7.8%
Communications	24,398	6.4%	20,634	4.7%
Other operating expenses	89,377	23.5%	70,679	16.4%

Total non-interest expenses	586,583	154.3%	578,929	133.2%

Operating loss	(206,219)	-54.4%	(144,227)	-33.2%

OTHER INCOME:
Gain on sale of subsidiary shares	121,511	31.9%	—	0.0%

Net loss before income taxes and minority interest	(84,708)	-22.3%	(144,227)	-33.2%
Income tax (benefit) provision	(14,682)	-3.9%	26,683	6.1%
Minority interest in loss of consolidated subsidiary	(2,751)	-0.7%	—	0.0%

Net loss	$(67,275)	-17.7%	$(170,910)	-39.3%

Basic loss per share	$(0.39)		$(1.01)

Diluted loss per share	$(0.39)		$(1.01)

Weighted average shares - basic	171,667		169,333

Weighted average shares - diluted	171,667		169,333

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the year ended December 31, 2006	Q-4 06	Q-3 06	Q-2 06	Q-1 06
Revenues
Investment banking:
Capital raising	$190,187	$71,883	$6,852	$45,117	$66,335
Advisory	24,148	9,172	5,826	6,281	2,869
Institutional brokerage:
Principal transactions	5,814	(8)	(1,658)	1,760	5,720
Agency commissions	101,009	24,720	24,388	28,492	23,409
Mortgage trading interest	51,147	2,509	13,845	17,143	17,650
Mortgage trading net investment loss	(3,301)	(309)	(1,546)	(209)	(1,237)
Asset management:
Base management fees	20,093	5,051	4,880	5,065	5,097
Incentive allocations and fees	1,327	403	(31)	(53)	1,008
Principal investment:
Interest	594,879	181,491	150,649	113,613	149,126
Net investment (loss) income	(184,552)	(8,826)	(170,621)	(31,290)	26,185
Dividends	14,551	2,043	4,750	4,059	3,699
Mortgage banking:
Interest	88,662	21,806	22,476	21,267	23,113
Net investment income	83,786	27,555	16,092	29,401	10,738
Other	20,154	3,162	6,540	5,465	4,987

Total revenues	1,007,904	340,652	82,442	246,111	338,699
Interest expense	611,800	164,891	165,237	128,189	153,483
Provision for loan losses	15,740	—	—	7,348	8,392

Revenues, net of interest expense and provision for loan losses	380,364	175,761	(82,795)	110,574	176,824

Non-interest expenses
Compensation and benefits	309,065	84,431	69,405	71,732	83,497
Professional services	59,722	18,224	14,308	12,925	14,265
Business development	42,150	11,884	7,577	8,604	14,085
Clearing and brokerage fees	11,820	3,505	2,917	3,082	2,316
Occupancy and equipment	50,051	13,668	12,909	12,232	11,242
Communications	24,398	6,307	6,471	6,013	5,607
Other operating expenses	89,377	20,116	23,291	24,993	20,977

Total non-interest expenses	586,583	158,135	136,878	139,581	151,989

Operating (loss) income	(206,219)	17,626	(219,673)	(29,007)	24,835

Other income
Gain on sale of subsidiary shares	121,511	—	121,511	—	—

Net (loss) income before income taxes and minority interest	(84,708)	17,626	(98,162)	(29,007)	24,835

Income tax (benefit) provision	(14,682)	11,859	(26,062)	1,240	(1,719)
Minority interest in (loss) earnings of consolidated subsidiary	(2,751)	1,957	(4,708)	—	—

Net (loss) income	$(67,275)	$3,810	$(67,392)	$(30,247)	$26,554

Net (loss) income before income taxes and minority interest as a percentage of net revenue	-22.3%	10.0%	118.6%	-26.2%	14.0%

ROE (annualized)	-5.4%	1.3%	-22.1%	-9.4%	8.2%
ROE (annualized-excluding AOCI) (1)	-5.4%	1.3%	-22.2%	-9.5%	8.1%

Total shareholders’ equity	$1,171,045	$1,171,045	$1,163,681	$1,270,361	$1,301,949
Total shareholders’ equity, net of AOCI (1)	$1,186,181	$1,186,181	$1,181,372	$1,250,117	$1,306,450

Basic (loss) earnings per share	$(0.39)	$0.02	$(0.39)	$(0.18)	$0.16
Diluted (loss) earnings per share	$(0.39)	$0.02	$(0.39)	$(0.18)	$0.16

Ending shares outstanding (in thousands)	172,759	172,759	172,506	171,812	171,236

Book value per share	$6.78	$6.78	$6.75	$7.39	$7.60
Book value per share, net of AOCI (1)	$6.87	$6.87	$6.85	$7.28	$7.63

Gross assets under management (in millions)
Managed accounts	$259.9	$259.9	$376.6	$386.8	$383.9
Hedge & offshore funds	97.5	97.5	102.1	125.8	136.6
Mutual funds	1,961.9	1,961.9	1,825.1	1,750.6	1,849.5
Private equity and venture capital funds	42.2	42.2	48.5	48.2	50.5

Total	$2,361.5	$2,361.5	$2,352.3	$2,311.4	$2,420.5

Net assets under management (in millions)
Managed accounts	$259.9	$259.9	$376.6	$386.8	$380.9
Hedge & offshore funds	96.4	96.4	98.3	116.1	125.4
Mutual funds	1,954.7	1,954.7	1,817.8	1,742.6	1,843.4
Private equity and venture capital funds	40.5	40.5	46.9	46.7	49.1

Total	$2,351.5	$2,351.5	$2,339.6	$2,292.2	$2,398.8

Employee count	3,019	3,019	2,909	2,651	2,531

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the year ended December 31, 2005	Q-4 05	Q-3 05	Q-2 05	Q-1 05
Revenues
Investment banking:
Capital raising	$356,753	$88,866	$86,035	$95,039	$86,813
Advisory	17,759	7,415	3,026	6,180	1,138
Institutional brokerage:
Principal transactions	17,950	3,788	4,348	4,187	5,627
Agency commissions	82,778	21,006	20,445	19,170	22,157
Mortgage trading interest	30,859	19,555	11,304	—	—
Mortgage trading net investment loss	(3,820)	(1,419)	(2,401)	—	—
Asset management:
Base management fees	30,348	6,153	7,914	7,813	8,468
Incentive allocations and fees	1,929	742	832	730	(375)
Principal investment:
Interest	549,832	189,811	144,401	116,724	98,896
Net investment (loss) income	(239,754)	(258,500)	4,866	17,738	(3,858)
Dividends	36,622	16,039	8,772	8,371	3,440
Mortgage banking:
Interest	78,007	28,825	27,280	15,543	6,359
Net investment income (loss)	13,741	(21,899)	17,600	14,559	3,481
Other	22,302	5,164	5,479	6,030	5,629

Total revenues	995,306	105,546	339,901	312,084	237,775
Interest expense	546,313	211,393	156,373	103,725	74,822
Provision for loan losses	14,291	8,263	4,890	1,138	—

Revenues, net of interest expense and provision for loan losses	434,702	(114,110)	178,638	207,221	162,953

Non-interest expenses
Compensation and benefits	331,492	87,330	88,348	80,015	75,799
Professional services	66,550	16,556	16,158	20,186	13,650
Business development	46,648	10,433	8,815	11,962	15,438
Clearing and brokerage fees	8,882	2,447	2,363	2,040	2,032
Occupancy and equipment	34,044	10,151	9,397	8,772	5,724
Communications	20,634	5,741	5,561	5,300	4,032
Other operating expenses	70,679	24,984	16,861	12,540	16,294

Total non-interest expenses	578,929	157,642	147,503	140,815	132,969

Net (loss) income before income taxes	(144,227)	(271,752)	31,135	66,406	29,984
Income tax provision (benefit)	26,683	(142)	8,090	13,163	5,572

Net (loss) income	$(170,910)	$(271,610)	$23,045	$53,243	$24,412

Net (loss) income before income taxes as a percentage of net revenue	-33.2%	238.1%	17.4%	32.0%	18.4%
ROE (annualized)	-11.9%	-80.5%	6.3%	14.3%	6.4%
ROE (annualized-excluding AOCI) (1)	-11.7%	-74.7%	5.9%	13.8%	6.0%
Total shareholders’ equity	$1,304,170	$1,304,170	$1,394,137	$1,519,021	$1,458,861
Total shareholders’ equity, net of AOCI (1)	$1,305,147	$1,305,147	$1,603,305	$1,631,955	$1,629,293
Basic (loss) earnings per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.15
Diluted (loss) earnings per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.14
Ending shares outstanding (in thousands)	170,264	170,264	169,891	169,617	169,214
Book value per share	$7.66	$7.66	$8.21	$8.96	$8.62
Book value per share, net of AOCI (1)	$7.67	$7.67	$9.44	$9.62	$9.63
Gross assets under management (in millions)
Managed accounts	$463.4	$463.4	$437.2	$510.4	$242.4
Hedge & offshore funds	154.3	154.3	239.0	463.1	601.1
Mutual funds	1,883.3	1,883.3	2,078.1	2,185.0	2,213.9
Private equity and venture capital funds	56.2	56.2	42.7	41.3	69.5

Total	$2,557.2	$2,557.2	$2,797.0	$3,199.8	$3,126.9

Net assets under management (in millions)
Managed accounts	$329.5	$329.5	$255.5	$257.3	$223.0
Hedge & offshore funds	150.5	150.5	227.8	401.1	490.3
Mutual funds	1,872.8	1,872.8	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	46.8	46.8	39.9	37.8	66.3

Total	$2,399.6	$2,399.6	$2,593.1	$2,872.8	$2,983.8

Employee count	2,449	2,449	2,455	2,226	2,123

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	31-Dec-06	31-Dec-05
ASSETS
Cash and cash equivalents	$189,956	$238,615
Restricted cash	132	6,101
Receivables	217,249	259,519
Investments:
Mortgage-backed securities, at fair value	6,870,661	8,002,561
Loans held for investment, net	—	6,841,266
Loans held for sale, net	5,367,934	963,807
Long-term investments	185,492	347,644
Reverse repurchase agreements	—	283,824
Trading securities, at fair value	18,180	1,032,638
Due from clearing broker	28,999	71,065
Derivative assets, at fair value	36,875	70,636
Goodwill	162,765	162,765
Intangible assets, net	21,825	26,485
Furniture, equipment and leasehold improvements, net	44,111	46,382
Prepaid expenses and other assets	208,339	82,482

Total assets	$13,352,518	$18,435,790

LIABILITIES AND SHAREHOLDERS ‘ EQUITY

Liabilities:
Trading account securities sold short but not yet purchased, at fair value	$202	$150,547
Commercial paper	3,971,389	6,996,950
Repurchase agreements	3,059,330	2,698,619
Derivative liabilities, at fair value	44,582	31,952
Dividends payable	8,743	34,588
Interest payable	12,239	12,039
Accrued compensation and benefits	57,227	82,465
Accounts payable, accrued expenses and other liabilities	81,819	82,576
Temporary subordinated loan payable	—	75,000
Securitization financing, net	4,486,046	6,642,198
Long-term debt	324,453	324,686

Total liabilities	12,046,030	17,131,620

Minority Interest	135,443	—

Shareholders’ equity:
Common stock, 174,712 and 172,854 shares	1,747	1,729
Additional paid-in capital	1,562,497	1,547,128
Employee stock loan receivable including accrued interest (2 and 551 shares)	(12)	(4,018)
Deferred compensation, net	—	(15,602)
Accumulated other comprehensive loss, net of taxes	(15,136)	(977)
Accumulated deficit	(378,051)	(224,090)

Total shareholders’ equity	1,171,045	1,304,170

Total liabilities and shareholders’ equity	$13,352,518	$18,435,790

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (Dollars in thousands, except per share data) (Unaudited)

	For the year ended December 31, 2006	Q-4 06	Q-3 06	Q-2 06	Q-1 06
Revenues
Investment banking:
Capital raising	$190,576	$71,879	$6,852	$45,510	$66,335
Advisory	24,148	9,172	5,826	6,281	2,869
Institutional brokerage:
Principal transactions	5,814	(8)	(1,658)	1,760	5,720
Agency commissions	100,855	24,683	24,359	28,447	23,366
Mortgage trading interest	51,147	2,509	13,845	17,143	17,650
Mortgage trading net investment loss	(3,298)	(309)	(1,546)	(209)	(1,234)
Asset management:
Base management fees	19,871	5,051	4,879	5,065	4,876
Incentive allocations and fees	1,327	403	(30)	(54)	1,008
Interest	20,934	5,235	8,439	4,647	2,613
Net investment income (loss)	3,372	3,288	(3,070)	108	3,046
Other	3,893	1,280	482	816	1,315

Total revenues	418,639	123,183	58,378	109,514	127,564
Interest expense	54,543	3,136	16,390	18,155	16,862

Revenues, net of interest expense	364,096	120,047	41,988	91,359	110,702

Non-interest expenses
Compensation and benefits	225,712	61,326	46,398	54,436	63,552
Professional services	43,712	13,809	9,069	10,830	10,004
Business development	33,772	9,458	5,229	6,709	12,376
Clearing and brokerage fees	11,715	3,504	2,892	3,053	2,266
Occupancy and equipment	30,039	7,918	7,349	7,499	7,273
Communications	20,039	5,024	5,442	4,990	4,583
Other operating expenses	12,219	1,434	4,561	2,960	3,264

Total non-interest expenses	377,208	102,473	80,940	90,477	103,318

Net (loss) income before income taxes	(13,112)	17,574	(38,952)	882	7,384

Income tax (benefit) provision	(3,271)	10,614	(16,346)	(105)	2,566

Net (loss) income	$(9,841)	$6,960	$(22,606)	$987	$4,818

Basic & diluted (loss) earnings per share	$(0.18)	$0.11 (1)	$(0.37)	$0.02	$0.10

Weighted average shares - basic & diluted	54,136,986	64,000,000	60,282,609	46,000,000	46,000,000

(1)

Non-GAAP earnings per share determined by using a 43% tax rate would be $0.16. Management believes this information is relevant because it expects the effective tax rate to approximate 43% after FASB 123R and other non-cash tax charges.